Exhibit 1

The members of the group filing this Schedule 13G are:

1.   1346049 Ontario Limited

2.   Trapeze Asset Management Inc.

3.   Trapeze Capital Corp.

4.   Randall Abramson

5.   2187792 Ontario Inc.